EXHIBIT 3(b)

                              Sears, Roebuck and Co.





                                    By-Laws
                                  As Amended
                                August 12, 1998









                                 Incorporated
                                  New York
                                    1906

































                                      Contents

                                      By-Laws
Article I
MEETINGS OF SHAREHOLDERS
Section 1.Place of Meetings  1
Section 2.Annual Meetings  1
Section 3.Special Meetings  2
Section 4.Notice of Meetings  3
Section 5.Quorum  3
Section 6.Organization and Adjournment  3
Section 7.Voting  3
Section 8.Inspectors of Election  3

Article II
BOARD OF DIRECTORS
Section 1.Number, Qualification and Term of Office  3
Section 2.Vacancies  4
Section 3.Resignations  4
Section 4.Place of Meetings  4
Section 5.Annual Meetings  4
Section 6.Other Meetings  4
Section 7.Notice of Meetings  4
Section 8.Organization, Quorum, Written Consents
and Meetings by Telephone or Similar Equipment4
Section 9.Compensation  5

Article III
COMMITTEES
Section 1.Creation and Organization.  5
Section 2.Executive Committee  6
Section 3.Audit Committee  6
Section 4.Compensation Committee  7
Section 5.Nominating Committee.  7

Article IV
OFFICERS
Section 1.Officers  7
Section 2.Term of Office  8
Section 3.Vacancies  8
Section 4.The Chairman of the Board of Directors  8
Section 5.The President  8
Section 6.Vice Chairmen and Vice Presidents  8
Section 7.Chief Financial Officer  8
Section 8.Controller  9
Section 9.Secretary  9
Section 10.Compensation  9

Article V
INDEMNIFICATION OF DIRECTORS AND OFFICERS
Section 1.Indemnification  9
Section 2.Partial Indemnity  9
Section 3.Advancement of Expenses  9
Section 4.Corporate Action; Judicial Review 10
Section 5.Contract Right 10
Section 6.Change in Control 10
Section 7.Period of Limitations 11
Section 8.Non-exclusivity 11
Section 9.Applicable Law 11

Article VI
STOCK CERTIFICATES AND TRANSFER OF STOCK
Section 1.Certificates of Stock 11
Section 2.Transfer of Certificated Stock 12
Section 3.Transfer Agent and Registrar; Regulations 12
Section 4.Record Date of Shareholders 12
Section 5.Uncertificated Shares 12
Section 6.Shareholder Records 12

Article VII
FISCAL YEAR 12

Article VIII
SEAL 13
Article IX
AMENDMENTS 13










                                     By-Laws
                                       of
                             Sears, Roebuck and Co.
                                   as amended to
                                  August 12, 1998

Article I
MEETINGS OF SHAREHOLDERS

Section 1.Place of Meetings. All meetings of the shareholders shall be held at such place within or without the State of New York as shall be fixed by the Board of Directors from time to time.

Section 2.Annual Meetings. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held at such time as is specified in the notice of the meeting on either the second Wednesday in May of each year or on such other date as may be fixed by the Board of Directors prior to the giving of the notice of such meeting. The Board of Directors acting by resolution may postpone and reschedule any previously scheduled annual meeting of shareholders.

Nominations of persons for election to the Board of Directors of the Company and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the Company's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Company who was a shareholder of record at the time of giving of notice provided for in this By-Law, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this By-Law.


For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of the foregoing paragraph of this By-Law, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Company not less than 45 days nor more than 75 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year's annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Company's books, and of such beneficial owner and (ii) the class and number of shares of the Company which are owned beneficially and of record by such shareholder and such beneficial owner.

Notwithstanding anything in the second sentence of the preceding paragraph to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Company at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

Only such persons who are nominated in accordance with the procedures set forth in these By-Laws shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal shall be disregarded.

For purposes of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

Notwithstanding the foregoing provisions of this By-Law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

Section 3.Special Meetings. Special meetings of the shareholders for any purpose or purposes shall be called to be held at any time upon the request of the Chairman of the Board of Directors, the President or a majority of the members of the Board of Directors or of the Executive Committee then in office. Business transacted at all special meetings shall be confined to the specific purpose or purposes of the persons authorized to request such special meeting as set forth in this Section 3 and only such purpose or purposes shall be set forth in the notice of such meeting. The Board of Directors acting by resolution may postpone and reschedule any previously scheduled special meeting of shareholders.

Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected (a) pursuant to the Company's notice of meeting (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Company who is a shareholder of record at the time of giving of notice provided for in this By-Law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law. Nominations by shareholders of persons for election to the Board of Directors may be made at such a special meeting of shareholders if the shareholder's notice required by the third paragraph of Section 2 of Article I of these By-Laws shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

Only such persons who are nominated in accordance with the procedures set forth in these By-Laws shall be eligible to serve as directors and only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal shall be disregarded.

Notwithstanding the foregoing provisions of this By-Law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law.

Section 4.Notice of Meetings. Written notice of the time, place, and purpose or purposes of each annual and special meeting of shareholders shall be signed by the Chairman of the Board of Directors, the President, the Secretary, or a Vice President designated by the Chairman and served by mail upon each shareholder of record entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. Notice of an annual or special meeting of shareholders shall be deemed to be served when deposited in the United States mail, postage prepaid, addressed to each shareholder at his address as it appears on the stock records of the Company or at such other address as he may have filed with the Secretary of the Company for such purpose.

Section 5.Quorum. At any meeting of the shareholders, the holders of record of one-third of the total number of shares of the Company entitled to vote, present in person or represented by proxy, shall constitute a quorum for the purpose of transacting business.

Section 6.Organization and Adjournment. The Chairman of the Board of Directors or in the Chairman's absence, the President, or, if both of such officers are absent, an officer designated by the Executive Committee, shall act as chairman of the meeting. The Secretary, or in the Secretary's absence an Assistant Secretary, or if neither the Secretary nor any Assistant Secretary be present, any person designated by the chairman of the meeting, shall act as secretary of the meeting. Any annual or special meeting of shareholders may be adjourned by the chairman of the meeting or pursuant to resolution of the Board of Directors without notice other than by announcement at the meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally convened.

Section 7.Voting. At each meeting of the shareholders, each holder of shares entitled to vote at such meeting shall be entitled to vote in person or by proxy appointed by such shareholder in accordance with applicable law, except as provided in the Certificate of Incorporation of the Company with respect to cumulative voting, shall have one vote for each share standing in the shareholder's name on the books of the Company upon each matter submitted to a vote at the meeting. The vote upon the election of directors shall be by ballot. If a quorum is present at any meeting of shareholders, the vote of the holders of a majority of the shares cast by the holders of shares entitled to vote on the matter shall be sufficient for the transaction of any business, except that directors shall be elected by a plurality of shares cast by the holders of shares entitled to vote in the election, unless, in either case, otherwise provided by law or by the Certificate of Incorporation.

Section 8.Inspectors of Election. Prior to each meeting of shareholders, the Board of Directors shall appoint three Inspectors, who shall not be directors or officers of the Company or candidates for the office of director. Such Inspectors shall count and report to the meeting the votes cast on all matters submitted to a vote at such meeting. In the case of failure of the Board of Directors to make such appointments, or in the case of failure of any Inspector so appointed to act, the chairman of the meeting may, and at the request of a shareholder entitled to vote thereat, shall, make such appointments or fill such vacancies. Each Inspector shall be entitled to a reasonable compensation from the Company for his services. The Inspectors appointed to act at any meeting of the shareholders, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of Inspectors at such meeting with strict impartiality and according to the best of their ability, and the oath so taken shall be subscribed by them.

Article II

BOARD OF DIRECTORS

Section 1.Number, Qualification and Term of Office. The business of the Company shall be managed under the direction of a Board of Directors, each of whom shall be at least 25 years of age. The number of directors of the Company shall be fixed and may from time to time be increased or decreased by the affirmative vote of a majority of the entire Board of Directors, but in no event shall the number of directors be less than 7 or more than 20.

Section 2.Vacancies. Any vacancies on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 3.Resignations. Any director may resign at any time by giving written notice to the Chairman of the Board of Directors, or to the President, or to the Secretary of the Company. Such resignation shall take effect on the date of receipt of such notice unless a later effective date is specified therein. The acceptance of such resignation by the Board of Directors shall not be necessary to make it effective.

Section 4.Place of Meetings. The Board of Directors may hold its meetings at such place or places, within or without the State of New York, as the Board of Directors may from time to time determine or as may be specified in the notice of any meeting.

Section 5.Annual Meetings. A meeting of the Board of Directors to be known as the annual meeting of the Board of Directors shall be held following the meeting of the shareholders at which such Board of Directors is elected, at such place as shall be fixed by the Board of Directors, for the purpose of electing the officers of the Company and the committees of the Board of Directors, and of transacting such other business as may properly come before the meeting. It shall not be necessary to give notice of this meeting.

Section 6.Other Meetings. Meetings of the Board of Directors shall be held on such dates as from time to time may be determined by the Board of Directors or whenever called upon the direction of the Chairman of the Board of Directors or of the President or by the Secretary upon the written request of one-third of the directors in office, which request shall state the date, place and purpose of such meeting.

Section 7.Notice of Meetings. Written, telephonic, telegraphic or facsimile transmission notice of each meeting except the annual meeting shall be given by the Secretary to each director, by personal delivery, by telephone, or by regular or express mail, or telegram or facsimile transmission addressed to the director at his or her usual business address, or to the address where the director is known to be, at least three days (excluding Saturdays, Sundays, and holidays) prior to the meeting in case of notice by regular mail and at least three hours prior to the meeting in case of notice by personal delivery, express mail, telephone, telegram, or facsimile transmission. All notices which are given by regular mail shall be deemed to have been given when deposited in the United States mail, postage prepaid. Any director may waive notice of any meeting before or after the meeting, and the attendance of a director at any meeting, except for the sole purpose of protesting the lack of notice thereof, shall constitute a waiver of notice of such meeting. Any and all business may be transacted at any meeting which need not be restricted to the purpose thereof specified in the notice or waiver of notice of such meeting, if one is specified.

Section 8.Organization, Quorum, Written Consents and Meetings by Telephone or Similar Equipment. Unless the Board of Directors shall by resolution otherwise provide, the Chairman of the Board of Directors, or in the Chairman's absence, the President, or, if both of such officers are absent, a director chosen by a majority of the directors present, shall act as chairman at meetings of the Board of Directors; and the Secretary, or in the Secretary's absence an Assistant Secretary, or in the absence of an Assistant Secretary, such person as may be designated by the chairman of the meeting, shall act as secretary at such meetings.

A majority of the directors in office at the time (but not less than one-third of the entire Board of Directors) shall constitute a quorum necessary for the transaction of business, and, except as otherwise provided in these By-Laws, the action of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. If at any meeting of the Board of Directors a quorum is not present, a majority of the directors present may adjourn the meeting from time to time.

Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consent thereto by the members of the Board of Directors or committee shall be filed with the minutes of the proceedings of the Board of Directors or committee.

Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board of Directors or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.


Section 9.Compensation. Each director not an officer of the Company, or of any subsidiary or affiliated company, may receive such compensation for his or her services as a director and as a committee member as shall be fixed from time to time by resolution of the Board of Directors and shall be reimbursed for expenses of attendance at meetings of the Board of Directors and of any committee of which he or she is a member.

Article III

COMMITTEES

Section 1.Creation and Organization. The Board of Directors, at its annual meeting, or any adjournment thereof, shall, or at any other meeting may, elect from among its members, by the vote of a majority of the entire Board of Directors, an Audit Committee, a Compensation Committee, an Executive Committee, and a Nominating Committee, which shall be the standing committees of the Board of Directors, and such other committees as shall be determined by the Board of Directors. The Board of Directors also shall designate the chairman of each such committee.

The Secretary of the Company shall act as secretary of each committee meeting or any person as may be designated by the chairman of the committee shall act as secretary of the meeting and keep the minutes of such meeting.

The Board of Directors, by the vote of a majority of the entire Board of Directors, may remove the chairman or any member of any committee, and may fill from among the directors vacancies in any committee caused by the death, resignation, or removal of any person elected thereto.

The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

Each committee may determine its own rules of procedure, consistent with these By-Laws. Meetings of any committee may be called upon direction of the Chairman of the Board of Directors, the President, or the chairman of the committee. Notice of each meeting shall be given to each member of the committee, by personal delivery, telephone, telegram, facsimile transmission, or regular or express mail addressed to the member at his or her usual business address, or to the address where the member is known to be, at least three days (excluding Saturdays, Sundays, and holidays) prior to the meeting in case of notice by regular mail, and at least three hours prior to the meeting in case of notice by personal delivery, express mail, telephone, telegram, or facsimile transmission. All notices which are given by regular mail shall be deemed to have been given when deposited in the United States mail, postage prepaid. Notice of meetings of any committee may be waived by any member of the committee before or after the meeting. At meetings of each committee, the presence of a majority of such committee shall be necessary to constitute a quorum for the transaction of business, and, if a quorum is present at any meeting, the action taken by a majority of the members present
shall be the act of the committee.   Each committee shall keep a record of
its acts and proceedings, and all action shall be reported to the Board of Directors at the next meeting of the Board of Directors following such action. Each committee shall annually consider whether amendments to the section of Article III of these By-Laws relating to the composition and function of such committee appear to be in the best interests of the Company. Each committee shall report on such recommendations to the Nominating Committee annually, no later than December. The Nominating Committee shall report on such recommendations to the Board of Directors at its first regular meeting each year.

Section 2.Executive Committee. The Executive Committee shall consist of the Chairman of the Board of Directors and of such number of other directors, a majority of whom shall not be officers or employees of the Company or its affiliates, not less than four, as shall from time to time be prescribed by the Board of Directors.

The Executive Committee, unless otherwise provided by resolution of the Board of Directors, shall between meetings of the Board of Directors have all the powers of the Board of Directors and may perform all of the duties thereof, except that the Executive Committee shall have no authority as to the following matters: (i) submission to shareholders of any action that requires shareholders' authorization under the New York Business Corporation Law; (ii) compensation of directors; (iii) amendment or repeal of these By-Laws or the adoption of new By-Laws; (iv) amendment or repeal of any resolution of the Board of Directors that by its terms may not be so amended or repealed; (v) action in respect of dividends to shareholders; (vi) election of officers, directors or members of committees of the Board of Directors. Any action taken by the Executive Committee shall be subject to revision or alteration by the Board of Directors, provided that rights or acts of third parties vested or taken in reliance on such action prior to their receipt of written notice of any such revision or alteration shall not be adversely affected by such revision or alteration.

Section 3.Audit Committee. The Audit Committee shall consist of such number of directors, who shall not be officers or employees of the Company or any of its affiliates, not less than three, as shall from time to time be prescribed by the Board of Directors.

The Committee shall review, with management, the Company's independent public accountants and its internal auditors, upon completion of the audit, the annual financial statements of the Company, the independent public accountants' report thereon, the other relevant financial information to be included in the Company's Annual Report on Form 10-K and its annual report to shareholders. The Committee shall also periodically review the Company's policies with respect to compliance with laws and regulations. After such reviews, the Committee shall report thereon to the Board of Directors.

The Committee shall:(1) review recommendations made by the Company's independent public accountants and internal auditors with respect to the accounting methods and the system of internal control used by the Company, and shall advise the Board of Directors with respect thereto; (2) examine and make recommendations to the Board of Directors with respect to the scope of audits conducted by the Company's independent public accountants and internal auditors; (3) review reports from the Company's independent public accountants, internal auditors, and compliance office concerning compliance by management with governmental laws and regulations and with the Company's policies relating to business practices and procedures, ethics, conflicts of interest, perquisites and use of corporate assets.

The Committee shall meet with the Company's independent public accountants, internal auditors or compliance officer, without management present, whenever the Committee shall deem it appropriate. The Committee shall review with the General Counsel of the Company the status of legal matters that may have a material impact on the Company's financial statements.

The Committee shall each year make a recommendation, based on a review of qualifications, to the Board of Directors for the appointment of independent public accountants to audit the financial statements of the Company and to perform such other duties as the Board of Directors may from time to time prescribe. As part of such review of qualifications, the Committee shall consider management's plans for engaging the independent public accountants for management advisory services to determine whether such services could impair the public accountants' independence.

The Committee shall have the power to conduct or authorize special projects or investigations which the Committee considers necessary to discharge its duties and responsibilities. It shall have the power to retain independent outside counsel, accountants or others to assist it in the conduct of any investigations and may utilize the Company's General Counsel, internal auditors or compliance officer for such purpose.

Section 4.Compensation Committee. The Compensation Committee shall consist of such number of directors, who shall not be officers or employees of the Company or any of its affiliates, not less than three, as shall from time to time be prescribed by the Board of Directors. The Compensation Committee shall make recommendations to the Board of Directors with respect to the compensation of directors and the administration of the salaries, bonuses, and other compensation to be paid to the officers of the Company, including the terms and conditions of their employment, shall review the compensation of the Chief Executive Officer, and shall administer all stock option and other benefit plans (unless otherwise specified in or pursuant to plan documents or resolutions of the Board of Directors) affecting officers' direct and indirect remuneration.

The Compensation Committee shall review the design, funding and investment policies of the employee benefit plans of the Company and its subsidiaries, as appropriate. The Committee shall, on its own initiative or upon referral from the Board of Directors, investigate, analyze and consider the current and future financial practices of such benefit plans and report and make such recommendations to the Board of Directors as deemed appropriate.

Section 5.Nominating Committee. The Nominating Committee shall consist of such number of directors, who shall not be officers or employees of the Company or any of its affiliates, not less than three, as shall from time to time be prescribed by the Board of Directors.

The Nominating Committee shall review and recommend to the Board of Directors prior to the annual shareholders' meeting each year: (a) the appropriate size and composition of the Board of Directors; (b) a proxy statement and form of proxy; (c) policies and practices on shareholder voting; (d) plans for the annual shareholders' meeting; and (e) nominees: (i) for election to the Board of Directors for whom the Company should solicit proxies; (ii) to serve as proxies in connection with the annual shareholders' meeting; (iii) for election to all committees of the Board of Directors; and (iv) for election as executive officers of the Company.

The Nominating Committee shall annually review the Company's Corporate Governance Guidelines, assess the performance of the Board, evaluate the performance of the Chairman and Chief Executive Officer of the Company, and review the management organization of the Company and succession plans for the Chairman and Chief Executive Officer of the Company, including consultation with the Chairman of the Board of Directors regarding persons considered qualified to fill any vacancy that may occur in the position of Chairman and Chief Executive Officer. In the event of any such vacancy, the Nominating Committee shall recommend to the Board of Directors a nominee to fill such vacancy.



Article IV

OFFICERS

Section 1.Officers. The Board of Directors shall, at its annual meeting, and may at any other meeting, or any adjournment thereof, elect from among its members a Chairman of the Board of Directors and a President. The Board of Directors may also elect at such meeting one or more Vice Chairmen and one or more Vice Presidents, who may have special designations, and may elect at such meeting a Treasurer, a Controller and a Secretary, who also may have special designations.

The Board of Directors may elect or appoint such other officers and agents as it shall deem necessary, or as the business of the Company may require, each of whom shall hold office for such period, have such authority and perform such duties as the Board of Directors may prescribe from time to time.

Any two or more offices, except the offices of Chairman of the Board of Directors and Secretary, the offices of President and Secretary and the offices of Chief Financial Officer (regardless of title) and Controller, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.
Section 2.Term of Office. Each officer elected by the Board of Directors shall hold office until the annual meeting of the Board of Directors following the next annual meeting of shareholders and until his or her successor is elected, or until such earlier date as shall be prescribed by the Board of Directors at the time of his or her election. Any officer may be removed at any time, with or without cause, by the vote of a majority of the members of the Board of Directors.

Section 3.Vacancies. A vacancy in any office caused by the death, resignation, retirement, or removal of the person elected thereto, or by any other cause, may be filled for the unexpired portion of the term by election of the Board of Directors at any meeting. In case of the absence or disability, or refusal to act of any officer of the Company, or for any other reason that the Board of Directors shall deem sufficient, the Board of Directors may delegate, for the time being, the powers and duties, or any of them, of such officer to any other officer or to any director, consistent with the limitations in Section 1.

Section 4.The Chairman of the Board of Directors. The Chairman of the Board of Directors shall be the chief executive officer of the Company and shall have general direction over the affairs of the Company, subject to the control and direction of the Board of Directors. The Chairman shall, when present, preside as chairman at all meetings of the shareholders and of the Board of Directors. The Chairman may call meetings of the shareholders and of the Board of Directors and of the committees whenever he or she deems it necessary. The Chairman shall, in the absence or incapacity of the President, perform all duties and functions and exercise all the powers of the President. The Chairman shall have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors.

Section 5.The President. The President shall have general direction over the day-to-day business of the Company, subject to the control and direction of the Chairman of the Board of Directors. The President shall keep the Chairman of the Board of Directors fully informed concerning the activities of the Company under his supervision. The President shall, in the absence or incapacity of the Chairman of the Board of Directors, perform all duties and functions and exercise all the powers of the Chairman of the Board of Directors. In the absence of the Chairman of the Board of Directors, the President shall preside at meetings of the shareholders and of the Board of Directors. The President shall have such other powers and perform such other duties as are incident to the office of President and as from time to time may be prescribed by the Board of Directors.

Section 6.Vice Chairmen and Vice Presidents. Each Vice Chairman and each Vice President shall have such powers and perform such duties as from time to time may be assigned to him or her by the Board of Directors or be delegated to him or her by the Chairman of the Board of Directors or by the President. The Board of Directors may assign to any Vice Chairman or Vice President general supervision and charge over any territorial or functional division of the business and affairs of the Company. In the absence or incapacity of the Chairman of the Board of Directors and the President, the powers, duties, and functions of the President shall be temporarily performed and exercised by such one of the Vice Chairmen or Vice Presidents as shall be designated by the Board of Directors or, if not designated by the Board of Directors, by the Executive Committee or, if not designated by the Executive Committee, by the President.

Section 7.Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

The Chief Financial Officer shall deposit all money and other valuables in the name and to the credit of the Company with such depositaries as may be designated by the Board of Directors. He or she shall disburse the funds of the Company as may be ordered by the Board of Directors, shall render to the Board of Directors, the Chairman of the Board of Directors, or the President, whenever they request it, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the Company, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors, the President or these By-Laws.

Section 8.Controller. The Controller shall have general charge, control, and supervision over the accounting and auditing affairs of the Company. The Controller or such persons as the Controller shall designate shall have responsibility for the custody and safekeeping of all permanent records and papers of the Company. The Controller shall have responsibility for the preparation and maintenance of the books of account and of the accounting records and papers of the Company; shall supervise the preparation of all financial statements and reports on the operation and condition of the business; shall have responsibility for the establishment of financial procedures, records, and forms used by the Company; shall have responsibility for the filing of all financial reports and returns, except tax returns, required by law; shall render to the Chairman of the Board of Directors, the President, or the Board of Directors, whenever they may require, an account of the Controller's transactions; and in general shall have such other powers and perform such other duties as are incident to the office of Controller and as from time to time may be prescribed by the Board of Directors, the Chairman of the Board of Directors, or the President.

Section 9.Secretary. The Secretary shall attend and keep the minutes of meetings of the shareholders, of the Board of Directors, and of all committees of the Company in books of the Company provided for that purpose; may sign with the Chairman of the Board of Directors, the President, any Vice Chairman or any Vice President, or the Manager of any Department, in the name of the Company, contracts and other instruments authorized by the Board of Directors or by the Executive Committee, and in proper cases shall affix the corporate seal thereto; shall see that notices are given and corporate records and reports are properly kept and filed by the Company as required by these By-Laws or as required by law; and in general shall have such other powers and perform such other duties as are incident to the office of Secretary and as from time to time may be prescribed by the Board of Directors, the Chairman of the Board of Directors, or the President.

Section 10.Compensation. The salaries and other compensation of all officers elected by the Board of Directors shall be fixed from time to time by or under the direction of the Board of Directors.

Article V

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1.Indemnification. Any person (hereinafter called an "Indemnitee") made, or threatened to be made, a party to, or who is otherwise involved in, any action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that such Indemnitee, or his or her testator or intestate, is or was a director or officer of the Company, or, while a director or officer of the Company and at the request of the Company, is or was serving another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, shall be indemnified by the Company to the full extent permitted by applicable law, against judgments, fines, amounts paid in settlement and all expenses, including attorneys' fees, actually incurred as a result of such action, suit or proceeding, or any appeal therein.

Without limitation of the foregoing, the Company shall be deemed to have requested an Indemnitee to serve an employee benefit plan where the performance by such person of his or her duties to the Company also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan. Excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall be considered fines.

Section 2.Partial Indemnity. If an Indemnitee is entitled under any provision of this Article V to indemnification by the Company for some or a portion of the amounts indemnified against, but not for the total amount thereof, the Company shall nevertheless indemnify such Indemnitee for the portion thereof to which such Indemnitee is entitled.

Section 3.Advancement of Expenses. Except as prohibited by applicable law, the Company shall, from time to time, reimburse or advance to any Indemnitee the funds necessary for payment of expenses incurred in connection with any action, suit or proceeding referred to in Section 1, upon receipt of a written undertaking by or on behalf of such Indemnitee to repay such amounts if and to the extent that such repayment is required pursuant to applicable law.

Section 4.Corporate Action; Judicial Review. Upon receipt of a request to be indemnified, or for the reimbursement or advancement of expenses, the Company shall promptly proceed in good faith to take all actions necessary to a determination of whether or not the Indemnitee is entitled to such payment pursuant to this Article V. If such a request is not paid in full by the Company within thirty days after receipt of a written claim therefor, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the Indemnitee also shall be entitled to be reimbursed by the Company for the expenses actually incurred, including attorneys' fees, of prosecuting such claim. Neither a determination that such payments are improper under the circumstances, nor the failure of the Company (including its Board of Directors, Independent Counsel (as hereinafter defined) or shareholders) to have made a determination, prior to the commencement of such action, that such payments are proper under the circumstances, shall be a defense to the action or shall create a presumption that the Indemnitee is not entitled to the payment requested. Notwithstanding any other provision of this Article V, in any action hereunder by the Indemnitee against the Company to secure indemnification or reimbursement or advancement of expenses, to the extent permitted by applicable law, the Company shall bear the burden of proof that the Indemnitee is not entitled to such payments.

Section 5.Contract Right. The right to indemnification and to the reimbursement or advancement of expenses pursuant to this Article V (a) is a contract right provided in consideration of services to the Company, with respect to which an Indemnitee may bring suit as if the provisions of this
Article V were set forth in a separate written contract between the Company and such Indemnitee, (b) is intended to be retroactive and shall, to the extent permitted by applicable law, be available with respect to events occurring prior to the adoption hereof, and (c) shall continue to exist after any future rescission or restrictive modification hereof with respect to any alleged cause of action that accrues, or any other incident or matter that occurs, prior to such rescission or modification. It is the intent of the Company to irrevocably establish hereby the right of Indemnitees to all indemnification that is not prohibited by applicable law.

Section 6.Change in Control. If there has been a Change in Control of the Company (as hereinafter defined) within five years prior to any request for indemnification or reimbursement or advancement of expenses pursuant to this
Article V, then with respect to all matters thereafter arising concerning the rights of Indemnitees to payments pursuant to this Article V or under any other agreement not inconsistent with this Article V now or hereafter in effect, the Company shall seek legal advice as specified below only from Independent Counsel (as hereinafter defined) selected by the Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such Independent Counsel shall determine whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law, which determination shall include an opinion as to whether any requisite standard of conduct under applicable law has been met, and shall render a written opinion to the Company and the Indemnitee to such effect. To the extent permitted by applicable law, the Company shall be required by this Section 6 to authorize indemnification to the extent such opinion of Independent Counsel indicates that indemnification is permitted under applicable law; provided, however, that nothing in this Section 6 shall be deemed to abrogate the duties of any director of the Company to participate in any determination required to be made under applicable law as to whether such payments shall be made. The Company agrees to pay the reasonable fees of such Independent Counsel and to indemnify such counsel fully against any and all expenses, claims, liabilities and damages arising out of or relating to this Article V or the engagement of such Independent Counsel pursuant hereto.

A "Change in Control of the Company" shall be deemed to have occurred if (a) any "person" (as such term is used in Section 13(d) of the Securities Exchange Act of 1934) is or becomes the beneficial owner (as defined in Rule 13d-3 under such Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding voting shares, or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof unless the election of each director who was not a director at the beginning of the period was approved by a vote of a least 75% of the directors then still in office who were directors at the beginning of the period.

"Independent Counsel" shall refer to an attorney-at-law who at the time of his or her selection shall not have otherwise performed services for the Company or the Indemnitee within the previous five years. Independent Counsel shall not be any person who, under the standards of professional conduct to which he or she is legally subject, would have a conflict of interest in representing either the Company or the Indemnitee in connection with the determination of the Indemnitee's rights under this Article V; nor shall Independent Counsel be any person who has been sanctioned or censured for ethical violations of such standards of professional conduct.

Section 7.Period of Limitations. To the extent such limitation is permitted by applicable law, no legal action shall be brought and no cause of action shall be asserted by or in the right of the Company or any affiliate of the Company against an Indemnitee, Indemnitee's spouse, heirs, testators, intestates, executors, administrators or personal or legal representatives after the expiration of three years from the date of accrual of such cause of action, and any claim or cause of action of the Company or any affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such three year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

Section 8.Non-exclusivity. The rights of Indemnitees under the foregoing provisions of this Article V shall be in addition to any other rights such persons may have under a resolution of the shareholders of the Company, a resolution of its directors, the Certificate of Incorporation of the Company as amended or restated from time to time, the New York Business Corporation Law, the common law, any insurance policy, any agreement or otherwise. In addition to the foregoing provisions of this Article V, indemnification and reimbursement and advancement of expenses may be authorized pursuant to this
Article V by a resolution of the shareholders of the Company, a resolution of its directors or an agreement providing for such indemnification. The Company shall not be liable under this Article V to make any payment to an Indemnitee to the extent that such person has otherwise actually received payment of the amounts otherwise indemnifiable hereunder.

Section 9.Applicable Law. Any Indemnitee entitled to indemnification or to the reimbursement or advancement of expenses as a matter of right pursuant to this Article V may elect, to the extent permitted by law, to have the right of indemnification (or reimbursement or advancement of expenses) interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action, suit or proceeding, or on the basis of the applicable law in effect at the time indemnification (or reimbursement or advancement of expenses) is sought.


Article VI

STOCK CERTIFICATES AND TRANSFER OF STOCK

Section 1.Certificates of Stock. Certificates representing shares of the Company shall be in such form, consistent with law, as shall be approved by the Board of Directors. They shall be signed by the Chairman of the Board of Directors or President or a Vice Chairman or a Vice President, and by the Secretary or Treasurer or by an Assistant Secretary or Assistant Treasurer, and shall be sealed with the corporate seal of the Company. Such seal may be an engraved or printed facsimile, and the signature of such officers of the Company, or any of them, may be printed facsimiles if such certificates are countersigned by a Transfer Agent or registered by a Registrar other than the Company itself or an employee thereof. In case any officer who shall have signed any such certificate, or whose facsimile signature shall have been used thereon, shall cease to be such officer before such certificate shall have been issued by the Company, such certificate may be issued by the Company with the same effect as if such officer had not ceased to be such at the date of the issuance of such certificate. The signature of the Transfer Agent and Registrar on a certificate representing shares of the Company may also be a printed facsimile when the same entity acts in the dual capacity.


Section 2.Transfer of Certificated Stock. Certificated shares of the Company shall be transferred on the books of the Company only upon surrender of the certificate or certificates therefor to the Treasurer of the Company, or to any authorized Transfer Agent, properly endorsed or accompanied by proper assignments duly executed by the registered holder thereof in person or by his or her attorney duly authorized in writing; except that with respect to certificates alleged to have been lost, stolen, or destroyed, a new certificate may be issued without cancellation of the original certificate, but only upon production of such evidence of the loss, theft, or destruction of the original certificate, and upon delivery to the Company of a bond of indemnity in such amount and upon such terms as the Board of Directors, in its discretion, may require. Until so transferred on the books of the Company, the Company shall deem and treat the registered holder of each certificate for shares as the owner of such shares for all purposes.

Section 3.Transfer Agent and Registrar; Regulations. The Company shall maintain one or more transfer offices or agencies, each under control of a Transfer Agent, where the shares of the Company may be transferable, and also one or more registry offices or agencies, each under control of a Registrar, where such shares may be registered, and no certificate for shares of the Company shall be valid unless countersigned by such Transfer Agent and registered by such Registrar. The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the Company.


Section 4.Record Date of Shareholders. The Board of Directors may from time to time fix in advance a date, not more than sixty nor less than ten days preceding the date of any meeting of shareholders, and not more than sixty days prior to the date for the payment of any dividend, or the date for the allotment of any rights, or the date when any change or conversion or exchange of shares shall become effective, or the date for any other action by the shareholders, as a record for the determination of the shareholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion, or exchange of shares, or to take any other action, and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to take such other action, as the case may be, notwithstanding any transfer of any shares on the books of the Company after any such record date so fixed.

Section 5.Uncertificated Shares. The Board of Directors may in its discretion authorize the issuance of shares which are not represented by certificates and provide for the registration and transfer thereof on the books and records of the Company or any Transfer Agent or Registrar so designated.

Section 6.Shareholder Records. The names and addresses of the persons to whom shares are issued, and the number of shares and the dates of issue and any transfer thereof, whether in certificated or uncertificated form, shall be entered on records kept for that purpose. The stock transfer records and the blank stock certificates shall be kept by the Transfer Agent, or by the Treasurer, or such other officer as shall be designated by the Board of Directors for that purpose. Every certificate surrendered for transfer or exchange shall be cancelled.

Article VII

FISCAL YEAR

The fiscal year of the Company shall begin on January 1 in 1994, and thereafter shall begin on the day after the Saturday closest to December 31 in each year, and shall end on the Saturday closest to December 31 in 1994 and each year thereafter.

Article VIII

SEAL

The corporate seal of the Company shall be circular in form and shall contain the name of the Company and the words "New York," "1906," and "Seal." The Secretary shall have custody of the seal, and a duplicate of the seal may be kept and used by any Assistant Secretary.

Article IX

AMENDMENTS

These By-Laws may be amended or repealed by the vote of a majority of the directors present at any meeting of the Board of Directors at which a quorum is present or by the vote of the holders of the shares of the Company at the time entitled to vote in the election of directors at any meeting of the shareholders at which a quorum is present.